As filed with the Securities and Exchange Commission on January 14, 2009
Registration No. 333-153391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERIFONE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3578 (Primary Standard Industrial Classification Code Number)	04-3692546 (I.R.S. Employer Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(408) 232-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Douglas G. Bergeron
VeriFone Holdings, Inc.
2099 Gateway Place, Suite 600
San Jose, CA 95110
(408) 232-7800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Scott D. Miller, Esq.
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303
(650) 461-5600

          Approximate date of commencement of proposed sale to the public: Not applicable.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          This post-effective amendment no. 1 to the registration statement removes from registration any of the securities that remain unsold as of the date of the filing of this post-effective amendment no. 1 to the registration statement. The registrant was obligated to maintain the effectiveness of this registration statement until the date when all of the holders of transfer restricted securities are able to sell all transfer restricted securities immediately without restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any successor rule thereto. Because the securities covered hereby are eligible for resale pursuant to Rule 144(b)(1), a successor rule to Rule 144(k), the registrant hereby removes these securities from registration. The registrant will cooperate with eligible holders to remove the restrictive legends from their securities. The registration statement is hereby terminated.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 14th day of January, 2009.

VeriFone Holdings, Inc.
By:	/s/ Douglas G. Bergeron
	Name:	Douglas G. Bergeron
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Douglas G. Bergeron Douglas G. Bergeron	Chief Executive Officer (principal executive officer)	January 14, 2009

/s/ Robert Dykes Robert Dykes	Chief Financial Officer (principal financial and accounting officer)	January 14, 2009

* Leslie G. Denend	Director	January 14, 2009

* Robert W. Alspaugh	Director	January 14, 2009

* Alex W. Hart	Director	January 14, 2009

* Robert B. Henske	Director	January 14, 2009

* Eitan Raff	Director	January 14, 2009

* Charles R. Rinehart	Chairman of the Board of Directors	January 14, 2009

* Collin E. Roche	Director	January 14, 2009

* Jeffrey E. Stiefler	Director	January 14, 2009

*By:	/s/ Robert Dykes
Robert Dykes
Attorney-in-Fact